         BOSTON FINANCIAL TAX CREDIT FUND PLUS, A LIMITED PARTNERSHIP


                                  EXHIBIT 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                    AS ADOPTED PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Boston Financial Tax Credit Fund (the "Fund") on Form 10-KSB for the year ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, the Principal Executive Officer and Principal Financial Officer, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.   the Report fully complies with the  requirements  of Section 13(a) or 15
     (d) of the Securities  Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.


                                          /s/Jenny Netzer
                                          -----------------------------------
                                          Jenny Netzer
                                          Principal Executive Officer and
                                          Principal Financial Officer
                                          Arch Street VIII, Inc., as
                                          Managing General Partner of
                                          Boston Financial Tax Credit Fund Plus,
                                          A Limited Partnership



                                          Date:  June 28, 2006


A signed original of this written statement required by section 906 has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.